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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
EXACT SCIENCES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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EXACT SCIENCES CORPORATION

                                April 30, 2002

Dear Stockholder:

        You are invited to attend the annual meeting of stockholders of EXACT Sciences Corporation to be held at 10:00 a.m., Eastern Daylight Time, on Thursday, June 13, 2002 at the offices of Testa, Hurwitz & Thibeault, LLP located at 125 High Street, Boston, MA.

        Whether or not you plan to attend the annual meeting, we urge you to sign and return the enclosed proxy so that your shares will be represented at the annual meeting. If you so desire, you can withdraw your proxy and vote in person at the annual meeting.

                      Cordially,
                      DON M. HARDISON
                       President, Chief Executive Officer and Director

EXACT SCIENCES CORPORATION
63 Great Road
Maynard, MA 01754
(978) 897-2800
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF EXACT SCIENCES CORPORATION:

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of EXACT Sciences Corporation, a Delaware corporation, will be held on June 13, 2002, at 10 a.m., Eastern Daylight Time, at the offices of Testa, Hurwitz & Thibeault, LLP, located at 125 High Street, Boston, MA for the following purposes:

1.
To elect two members of the Board of Directors to serve for three year terms as Class II directors, each such director to serve for such term or until his/her respective successor has been duly elected and qualified, or until his/her earlier death, resignation or removal.

2.
To transact such other business as may properly come before the annual meeting and any adjournments thereof.

        Only stockholders of record at the close of business on April 22, 2002, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the annual meeting and any adjournment thereof.

                      By Order of the Board of Directors
                      DON M. HARDISON
                       President, Chief Executive Officer and Director

Boston, Massachusetts
April 30, 2002

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL.

EXACT SCIENCES CORPORATION
63 Great Road
Maynard, MA 01754
PROXY STATEMENT
April 30, 2002

        This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the annual meeting of stockholders of EXACT Sciences Corporation to be held at the offices of Testa, Hurwitz & Thibeault, LLP located at 125 High Street, Boston, MA on June 13, 2002, at 10:00 a.m., Eastern Daylight Time, and any adjournments thereof. Our 2001 Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 2001, is being mailed together with this proxy statement to all stockholders entitled to vote at the annual meeting. This proxy statement and the accompanying notice and form of proxy will be first sent or given to stockholders on or about May 6, 2002.

        The record date for the determination of stockholders entitled to notice of and to vote at the annual meeting has been fixed by our Board of Directors as the close of business on April 22, 2002. As of that date, 18,756,356 shares of common stock, par value $.01 per share, of EXACT Sciences Corporation were outstanding and entitled to vote at the annual meeting. Holders of our common stock are entitled to cast one vote for each share held of record at the close of business April 22, 2002 on each matter submitted to a vote at the annual meeting.

        Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the annual meeting and vote in person. Any stockholder may revoke a proxy at any time prior to its exercise by filing a later-dated proxy or a written notice of revocation with the Secretary of EXACT Sciences Corporation, or by voting in person at the annual meeting. If a stockholder is not attending the annual meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the annual meeting. The persons named as proxies are officers and employees of EXACT Sciences Corporation. With respect to the election of directors, any stockholder submitting a proxy has a right to withhold authority to vote for any individual nominee by writing that nominee's name in the space provided on the proxy. The proxies will be voted as stated below under "Election of Directors." Where a proxy is properly signed and returned without indicating any voting instructions regarding the foregoing matters, the shares represented by the proxy will be voted FOR the proposal.

        A majority in interest of the outstanding shares of our common stock entitled to vote and represented at the annual meeting in person or by proxy shall constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote and voting on the matter at the annual meeting. On all other matters that may be submitted to stockholders, an affirmative vote of at least a majority of the shares present, or represented by proxy, entitled to vote and voting at the annual meeting is required for approval. Broker "non-votes" on any matter shall be deemed not to have been voted on such matter. The vote on each matter submitted to stockholders is tabulated separately.

        The Board of Directors knows of no other matters to be presented at the annual meeting. If any other matter should be presented at the annual meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of our common stock as of February 28, 2002, by:

  •
  each person known by us to be the beneficial owner of more than 5% of our common stock;

  •
  each named executive officer in the Summary Compensation Table below;

  •
  each of our directors;

  •
  each person nominated to become director; and

  •
  all executive officers and directors as a group.

        Unless otherwise noted below, the address of each person listed on the table is c/o EXACT Sciences Corporation, 63 Great Road, Maynard, MA 01754, and each person has sole voting and investment power over the shares shown as beneficially owned except to the extent authority is shared by spouses under applicable law.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of common stock issuable by us to a person pursuant to options or warrants which may be exercised within 60 days after February 28, 2002 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person.

Name and Address of Beneficial Owner	Shares Held	Percent of Common Stock Outstanding
The OneLiberty Fund Entities(1) 150 CambridgePark Drive Cambridge, MA 02140	2,614,026	13.93%
Greylock Equity Limited Partnership 880 Winter Street Waltham, MA 02421	2,218,126	11.82%
RS Investment Management(2) 388 Market Street San Francisco, CA 94111	1,568,800	8.36%
The Vertical Group(3) 25 Deforest Avenue Summit, NJ 07901	942,100	5.02%
Edwin M. Kania, Jr.(4)	2,628,192	14.00%
William W. Helman(5)	2,232,292	11.89%
Stanley N. Lapidus(6)	1,197,782	6.38%
Lance Willsey(7) One Newbrook Circle Brookline, MA 02167	635,273	3.39%
Don M. Hardison(8)	333,776	1.77%
Anthony P. Shuber(9)	208,937	1.11%
John A. McCarthy, Jr.(10)	113,437	*
Richard W. Barker(11) 2239 Fifth Street Berkeley, CA 94710	59,816	*
Sally W. Crawford(12) 140 High Street Exeter, NH 03833	55,416	*
Wycliffe K. Grousbeck(13)	14,166	*
Connie Mack, III(14)	9,166	*
All executive officers and directors as a group (11 persons)(15)	7,492,847	39.19%

*
Indicates ownership of less than 1%

(1)
Includes 2,138,231 shares beneficially owned by OneLiberty Fund III, L.P, of which One Liberty Partners III, L.P. is the general partner. Also includes 465,100 shares beneficially owned by OneLiberty Fund IV, L.P., of which One Liberty IV, L.L.C. is the general partner, and 10,695 shares beneficially owned by OneLiberty Advisors Fund IV, L.P. Mr. Kania may be deemed to share voting and investment power with respect to such shares and disclaims any beneficial ownership of such shares.

(2)
This information is as of December 31, 2001 and is based solely on Schedule 13G filed by RS Investment Management Co. dated February 13, 2002.

(3)
This information is as of January 10, 2002 and is based solely on Schedule 13G filed by The Vertical Fund Group, L.P. dated January 15, 2002.

(4)
Includes shares owned by the OneLiberty Fund entities as set forth in note 1. Mr. Kania is a general partner of OneLiberty Partners III, L.P. and a general partner of OneLiberty Advisors Fund IV, L.P. Mr. Kania may be deemed to share voting and investment power with respect to such shares and disclaims any beneficial ownership of such shares. Also includes 14,166 shares issuable to Mr. Kania in connection with options that are currently exercisable.

(5)
Includes 2,218,126 beneficially owned by Greylock Equity Limited Partnership, of which Greylock Equity GP, Limited Partnership is the general partner. Mr. Helman is a general partner of Greylock Equity GP, Limited Partnership. Mr. Helman may be deemed to share voting and investment power with respect to such shares and disclaims any beneficial ownership of such shares. Also includes 14,166 shares issuable to Mr. Helman in connection with options that are currently exercisable.

(6)
Includes 42,713 shares held by Joel B. Lapidus. Mr. Lapidus disclaims beneficial ownership for such shares. Also includes 14,166 shares issuable to Mr. Lapidus in connection with options that are currently exercisable.

(7)
Includes 397,221 shares beneficially owned by DCF Partners L.P., of which DCF Advisors, L.L.C. is the general partner. As of February 28, 2002, Dr. Willsey was a limited partner of DCF Partners L.P. and a non-managing member of DCF Advisors, L.L.C. Also includes 213,886 shares beneficially owned by DCF Life Sciences Fund, of which DCF Capital Advisors Inc. is the investment advisor. As of February 28, 2002, Dr. Willsey was a limited partner of DCF Life Sciences Fund Limited and a non-managing member of DCF Capital Advisors Inc. Dr. Willsey disclaims any beneficial ownership of the shares and as of the date of this statement, Dr. Willsey is no longer affiliated with any of the DCF entities. Also includes 14,166 shares issuable to Dr. Willsey in connection with options that are currently exercisable.

(8)
Includes 189,335 shares issuable to Mr. Hardison in connection with options that are currently exercisable.

(9)
Includes 107,937 shares issuable to Mr. Shuber in connection with options that are currently exercisable.

(10)
Includes 72,187 shares issuable to Mr. McCarthy in connection with options that are currently exercisable.

(11)
Includes 14,166 shares issuable to Mr. Barker in connection with options that are currently exercisable.

(12)
Includes 14,166 shares issuable to Ms. Crawford in connection with options that are currently exercisable.

(13)
Includes 14,166 shares issuable to Mr. Grousbeck in connection with options that are currently exercisable.

(14)
Includes 9,166 shares issuable to Mr. Mack, III in connection with options that are currently exercisable.

(15)
Includes shares pursuant to notes 4-14.

        Our policy governing transactions in our securities by directors, officers and employees permits our directors, officers and certain other persons to enter into trading plans complying with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. We anticipate that, as permitted by Rule 10b5-1 and our policy governing transactions in our securities, some or all of our officers, directors and employees may establish trading plans in the future. We intend to disclose the names of our executive officers and directors who establish a trading plan in compliance with Rule 10b5-1 and the requirements of our policy governing transactions in our securities in our future quarterly and annual reports on Form 10-Q and 10-K filed with the Securities and Exchange Commission. However, we undertake no obligation to update or revise the information provided herein, including for revision or termination of an established trading plan, other than in such quarterly and annual reports.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

        Our current Board of Directors met five times and took action by written consent three times during the fiscal year ended December 31, 2001. All directors, with the exception of Mr. Grousbeck, attended at least 75% of the aggregate of all meetings of the Board of Directors and all committees of the Board of Directors on which he or she then served held during fiscal 2001.

        Our Compensation Committee consists of Messrs. Barker, Grousbeck and Kania. The Compensation Committee is responsible for developing executive compensation policies and administers our stock option plan and employee stock purchase plans. The Compensation Committee met three times and took action by written consent nine times during fiscal 2001.

        Our Audit Committee consists of Ms. Crawford and Messrs. Kania and Willsey. The Audit Committee is responsible for reviewing the financial reports and other financial information provided by us to you and to the general public; reviewing the adequacy of our internal controls, reviewing/determining the independence of our independent auditor, and reviewing our process of compliance with laws and any codes of conduct adopted by us; and periodically reviewing our processes for producing financial data and identifying key business, financial and other risks. Our Audit Committee must report to the Board of Directors when asked to do so. The Audit Committee met four times during fiscal 2001. The Audit Committee also met three times in the first quarter of fiscal 2002 in connection with the issuance of our financial statements for the fiscal year ended December 31, 2001.

PROPOSAL I
ELECTION OF DIRECTORS

        Pursuant to our Sixth Amended and Restated Certificate of Incorporation, the Board of Directors is divided into three classes with staggered three-year terms. Three directors shall serve in each of Class I and Class III and two directors shall serve in Class II. Each director will hold office until that director's successor has been elected and qualified or until his earlier death, resignation or removal. The directors are elected by a plurality of votes cast by stockholders. Our by-laws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board of Directors. The number of directors currently fixed by our Board of Directors is eight. Pursuant to the Sixth Amended and Restated Certificate of Incorporation and our by-laws, as amended to date, our Board of Directors has the authority to increase the number of directors and fill any vacancies on the Board of Directors.

        The nominees for election to the Board of Directors are Richard W. Barker, PhD and Lance Willsey, MD as Class II directors. Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for any individual nominee (by writing that individual director's name where indicated on the proxy) will be voted FOR the election of all the nominees named above (unless one or more nominees are unable or unwilling to serve). The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by the Board of Directors.

Occupations of Directors, the Nominees for Director and Officers

        Set forth below is information relating to the directors, the nominees for director and executive officers of EXACT Sciences Corporation:

Name	Age	Position
Stanley N. Lapidus	52	Chairman and Class III Director
Don M. Hardison	51	President, Chief Executive Officer and Class I Director
John A. McCarthy, Jr.	43	Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer
Anthony P. Shuber	43	Senior Vice President and Chief Technology Officer
William W. Helman	43	Class I Director
Connie Mack, III	61	Class I Director
Richard W. Barker, PhD(1)	53	Class II Director
Wycliffe K. Grousbeck(1)	40	Class II Director
Lance Willsey, MD(2)	40	Class II Director
Sally W. Crawford(2)	48	Class III Director
Edwin M. Kania, Jr.(1)(2)	44	Class III Director

(1)
Member of Compensation Committee.

(2)
Member of Audit Committee.

        Stanley N. Lapidus, our founder, has served as a director since our inception in February 1995, as President since our inception to May 2000 and as Chairman since May 2000. Mr. Lapidus was an entrepreneur-in-residence at OneLiberty Ventures in 1995 which led to the founding of EXACT. In 1987, Mr. Lapidus founded Cytyc Corporation and served as its President through 1994. In addition, Mr. Lapidus has been a Research Assistant Professor in the pathology department of Tufts University Medical School in Boston since fall of 1994. Mr. Lapidus is an advisor to the Harvard MIT Division of Health Services and Technology and has served on the advisory board of Cooper Union School of Engineering since 1999. Mr. Lapidus has also served on the advisory board of the Harvard School of Public Health's Center for Cancer Prevention since 1995. Mr. Lapidus holds 25 issued U.S. patents and several pending U.S. patent applications. Mr. Lapidus holds a BS degree in electrical engineering from Cooper Union.

        Don M. Hardison has served as President, Chief Executive Officer and Director since June 2001 and as President and Director from May 2000 to June 2001. From August 1998 to April 2000, Mr. Hardison was Managing Partner for Siebel Systems, Inc. From January 1996 to February 1998, Mr. Hardison was Senior Vice President of Sales and Marketing for Quest Diagnostics Inc. From April 1978 to December 1995, Mr. Hardison held various positions at SmithKline Beecham Corporation, most recently as Vice President of Sales and Marketing for SmithKline Beecham Clinical Laboratories. Mr. Hardison has an AB in political science from the University of North Carolina, Chapel Hill.

        John A. McCarthy, Jr. has served as Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer since September 2001 and Vice President and Chief Financial Officer from October 2000 to September 2001. From October 1999 to October 2000, Mr. McCarthy worked with InfoMedtrics, Inc., a developer of integrated data warehouse and decision support systems for large self-insured employers and managed care organizations, as President, Chief Operating Officer and Director and, following its merger in July 2000, as a consultant. From January 1998 to August 1999, Mr. McCarthy was general partner of Crescent Gate, L.P., a private equity fund that he co-founded. From August 1994 to January 1998, Mr. McCarthy was employed by Concentra Managed Care, Inc., a nationwide provider of managed care services to the workers' compensation, auto and disability marketplaces, most recently as President of the Managed Care Services Division. From June 1992 through July 1994, Mr. McCarthy served as Senior Vice President and Chief Financial Officer of MedChem Products, Inc., a specialty medical device and biomaterial company. Mr. McCarthy holds a BS degree in finance from Lehigh University and an MBA from Harvard Business School.

        Anthony P. Shuber, our principal scientific officer, has served as Senior Vice President and Chief Technology Officer since April 2001, and as Vice President of Molecular Biology from January 1998 to April 2001 and as Director of Molecular Biology from June 1996 to January 1998. From October 1993 to June 1996, Mr. Shuber was Senior Scientist and Manager of the Technical Development Laboratory for Genzyme Corporation. From 1983 to 1989, Mr. Shuber was a research scientist at Genetics Institute. Mr. Shuber holds 26 U.S. patents and has several pending U.S. patent applications in the area of applied genomics. Mr. Shuber holds a BS and MS degree in biology from Marquette University.

        William W. Helman has served as a director since May 1996. Mr. Helman has served as general partner of Greylock XI Limited Partnership since 2001, Greylock X Limited Partnership since 2000 and Greylock IX Limited Partnership since 1997, all of which are venture capital funds. Mr. Helman has been a general partner of Greylock Equity GP Limited Partnership, a venture capital fund, since 1994. Mr. Helman holds a BA from Dartmouth College and an MBA from Harvard Business School.

        Connie Mack, III has served as a director since June 2001. Since February 2001, Mr. Mack has served as a senior policy advisor at Shaw Pittman LLP. Mr. Mack was first elected to public office as a U.S. Congressman for the 13th district in the State of Florida in 1982. In 1988, he was elected to a six-year term in the U.S. Senate from the State of Florida and was re-elected for a second term in 1994. He did not seek re-election in 2000. Mr. Mack was the Republican Conference Secretary from 1995 to 1997. He was Chairman of the Senate Republican Conference from 1997 to 2001 and Chairman of the Joint Economic Committee from 1999 to 2001. Mr. Mack is also a director of Darden Restaurants Inc., Genzyme Corporation, Moody's Corporation, LNR Property Corporation and Mutual of America Life Insurance Company. Mr. Mack holds a BS in Business Administration from the University of Florida.

        Richard W. Barker, PhD has served as a director since November 1999. Since January 2000, Dr. Barker has served as President and Chief Executive Officer of iKnowMed, Inc., a clinical knowledge network. Dr. Barker worked at Chiron Diagnostics Corporation, a medical diagnostics technology company, as Senior Vice President of Corporate Development from November 1998 to December 1999 and as President and Chief Executive Officer from June 1996 to November 1998. From May 1994 to May 1996, Dr. Barker served as Worldwide General Manager for Healthcare Solutions, IBM, a healthcare and information solution company. Dr. Barker is also a director of Sunquest Information Systems, Inc. Dr. Barker holds a PhD in biophysics from Oxford University.

        Wycliffe K. Grousbeck has served as a director since December 1996. Mr. Grousbeck has been a general partner of Highland Capital Partners, a venture capital fund, since August 1996 and was an associate of Highland Capital Partners from July 1995 to August 1996. Mr. Grousbeck is also a director of LivePerson, Inc. Mr. Grousbeck holds an AB in history from Princeton University, a JD from the University of Michigan and an MBA from Stanford Graduate School of Business.

        Lance Willsey, MD has served as a director since May 2000. Dr. Willsey was a founding partner of DCF Capital from July 1998 to April 2002. From July 1997 to July 1998, Dr. Willsey served on the Staff Department of Urologic Oncology at Dana Farber Cancer Institute at Harvard University School of Medicine. From July 1996 to July 1997, Dr. Willsey served on the Staff Department of Urology at Massachusetts General Hospital at Harvard University School of Medicine, where he was a urology resident from July 1992 to July 1996. Dr. Willsey is also a director of Exelixis, Inc. Dr. Willsey holds a BS in physiology from Michigan State University and an MS in biology and an MD from Wayne State University.

        Sally W. Crawford has served as a director since August 1999. Ms. Crawford has been an independent healthcare consultant since January 1997. From April 1985 to January 1997, Ms. Crawford served as Chief Operating Officer for Healthsource, Inc., a managed care organization which she co-founded. Ms. Crawford is also a director of Chittenden Corp. and Cytyc Corporation. Ms. Crawford holds a BA in English from Smith College and an MS in communications from Boston University.

        Edwin M. Kania, Jr. has served as a director since September 1995. Mr. Kania has been managing general partner of OneLiberty Ventures, a venture capital firm that he co-founded, since January 1995. Mr. Kania also serves as a Special Partner for AGTC Funds, a specialty genomics venture capital fund. Mr. Kania is also a director of Aspect Medical Systems. Mr. Kania holds a degree in physics from Dartmouth College and an MBA from Harvard Business School.

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Summary Compensation Table

        The following table sets forth the annual and long-term compensation for each of the past three fiscal years of each of (i) our Chief Executive Officer (ii) each of our most highly compensated executive officers who were serving as of December 31, 2001 and (iii) an officer who would have been among our four most highly compensated executive officers, but for the fact that he was not an executive officer as of December 31, 2001:

Name And Principal Position	Year	Salary($)	Bonus($)	Securities Underlying Options(#)	All Other Compensation($)
Don M. Hardison(1) President, Chief Executive Officer and Director	2001 2000	266,667 166,666	90,000 50,000	15,000 550,000	— 190,273(3)
Stanley N. Lapidus Chairman and Director	2001 2000 1999	250,000 236,667 210,000	— 50,000 —	15,000 — —	— — —
John A. McCarthy, Jr.(2) Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer	2001 2000	211,667 50,000	65,000 —	— 233,750	— —
Anthony P. Shuber Senior Vice President and Chief Technology Officer	2001 2000 1999	210,000 160,000 160,000	70,000 50,000 —	— 178,750 —	— — —

(1)
Mr. Hardison joined us as President on May 1, 2000. Mr. Hardison's fiscal 2001 salary at the beginning of the year was set at $250,000 per year and was subsequently increased to $300,000 in September of 2001 in connection with his promotion from President to President and Chief Executive Officer.

(2)
Mr. McCarthy joined us as Vice President and Chief Financial Officer on October 2, 2000. Mr. McCarthy's fiscal 2001 salary at the beginning of the year was set at $200,000 per year and was subsequently increased to $235,000 in September of 2001 in connection with his promotion from Vice President and Chief Financial Officer to Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer.

(3)
Consists of relocation expenses and reimbursement of taxes related thereto paid to Mr. Hardison.

        We have executed severance agreements with each of Messrs. Hardison, McCarthy and Shuber providing for twelve-months' severance and acceleration of unvested options or termination of our right to repurchase shares in certain circumstances.

Option Grants

        The following table provides information concerning grants of options to purchase our common stock made during the period January 1, 2001 through December 31, 2001 to our named executive officers.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees In Fiscal Year
Name			Exercise Price Per Share	Expiration Date
					5%	10%
Don M. Hardison	10,000(1)	1.45%	$14.00	01/31/11	$92,448	$234,280
	5,000(1)	0.72%	$10.74	06/06/11	$35,460	$89,863
Stanley N. Lapidus	10,000(1)	1.45%	$14.00	01/31/11	$92,448	$234,280
	5,000(1)	0.72%	$10.74	06/06/11	$35,460	$89,863
John A. McCarthy, Jr.	—	—	—	—	—	—
Anthony P. Shuber	—	—	—	—	—	—

(1)
These options were granted to these individuals as part of our compensation of directors. Directors were granted an option to purchase 10,000 shares of common stock under the 2000 Stock Option and Incentive Plan on the date of our initial public offering. These options were fully vested on the date of grant. Each director was also granted an additional option to purchase 5,000 shares of common stock at the first meeting of the Board of Directors following our annual stockholders meeting for fiscal year 2001. These options vest ratably over a twelve-month period. See "Compensation of Directors" for a summary of these arrangements.

(2)
Amounts in these columns represent hypothetical gains, based on the exercise price that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by U.S. federal securities rules and do not represent our estimate or projection of our future common stock prices. Actual gains, if any, on stock option exercises depend on our future performance and overall stock market conditions. The amounts reflected in the table may be more or less than the amounts actually achieved.

Option Exercises and Fiscal Year End Values

        The following table sets forth information regarding option exercises by each of the named executive officers during the fiscal year ended December 31, 2001, and the value of exercisable and unexercisable options held by the named executive officers as of December 31, 2001:

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-The-Money Options at Fiscal Year-End (1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Don M. Hardison	48,886	$294,025	75,855	244,705	$520,434	$1,989,602
Stanley N. Lapidus	—	—	12,500	2,500	—	—
John A. McCarthy, Jr.	—	—	56,146	136,354	$167,723	$407,327
Anthony P. Shuber	—	—	99,688	147,813	$967,576	$1,408,651

(1)
Based on our closing price of $10.26 on December 31, 2001.

Compensation of Directors

        Our directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors. In addition, directors were previously eligible to participate in the 1995 stock option plan and are currently eligible to participate in our 2000 option and incentive plan. Our current directors were granted an option to purchase 10,000 shares of common stock under the 2000 stock option and incentive plan on the date the shares issued in connection with our initial public offering were sold to the underwriters. All of these options are fully vested. In addition, new directors will be granted options to purchase 10,000 shares of common stock under the 2000 stock option and incentive plan on the date they are elected to the Board of Directors. Each director, other than a new director, will be granted an additional option to purchase 5,000 shares of common stock at the first meeting of the Board of Directors following each annual stockholders meeting. Options granted to new directors and options granted at the first meeting of the Board of Directors following an annual stockholders meeting and vest ratably over a twelve-month period.

        We have agreed to pay Mr. Mack an aggregate of $45,000 per year for his service as a member of our Board of Directors. In addition, we have also executed a consulting agreement with Mr. Mack under which he will provide certain consulting services to us.

REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors is responsible for developing executive compensation policies and advising our Board of Directors with respect to such policies and administering our stock option and employee stock purchase plans. Richard Barker, Wycliffe Grousbeck and Edwin Kania, all non-employee directors, are currently the members of the Compensation Committee. The Compensation Committee of the Board of Directors reviews and approves individual officer salaries, bonuses, and stock option grants. The Compensation Committee also reviews stock option grant programs for non-officer employees.

Compensation Philosophy

        The Compensation Committee believes that compensation of the Company's executive officers should:

  •
  Encourage creation of stockholder value and achievement of strategic corporate objectives;

  •
  Integrate compensation with the Company's annual and long-term corporate objectives and strategy, and focus executive behavior on the fulfillment of those objectives;

  •
  Provide a competitive total compensation package that enables the Company to attract and retain, on a long-term basis, high caliber personnel;

  •
  Provide a total compensation opportunity that is competitive with companies in the biotechnology industry, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance;

  •
  Align the interests of management and stockholders and enhance stockholder value by providing management with longer term incentives through equity ownership by management

        EXACT Sciences Corporation's executive compensation program, which applies to our key management, consists of three elements: salary, long-term equity interest in the form of restricted stock or stock options and a newly adopted cash incentive program based on performance against company and individual goals. All of our executives also are eligible for employee benefits offered to our employees, including life, health, disability and dental insurance, and our 401(k) plan and our employee stock purchase plan.

Salary

        Our officers are paid salaries in line with their responsibilities. Salaries are structured so that they are comparable with salaries paid by companies of similar size and/or complexity in the biotechnology and other relevant industries. Salaries are tailored to executive officers based on our objectives. Salaries are reviewed on an annual basis.

Cash Incentive

        The Compensation Committee believes that some portion of overall cash compensation for senior executives should be "at risk," i.e., contingent upon successful implementation of the Company's strategy. The granting of a cash bonus is totally discretionary and is determined after consideration of each executive's individual performance and that of the company as a whole, generally on a fiscal-year basis.

Long-Term Incentives

        Officers (and other employees) are eligible to receive restricted stock and stock option grants that are intended to promote success by aligning employee financial interests with long-term shareholder value. Restricted stock and stock option grants are based on various subjective factors primarily relating to the responsibilities of the individual officer or employee, and also to their expected future contributions and prior option grants.

        The restricted stock and stock options granted to executive officers under our option plans have an exercise price equal to the fair market value of our common stock at the time of grant. Currently, stock options generally provide that 25% of the shares exercisable under each option will vest one year following the date of grant and thereafter vest in equal monthly installments over the next 36 months. However, some options granted under our 1995 stock option plan are immediately exercisable subject to our right to repurchase 100% of the shares until one year following the date of grant, at which time our right to repurchase terminates with respect to 20% of the shares originally granted. Thereafter, our right to repurchase terminates monthly in equal installments over each of the next 48 months. In addition, options held by certain employees, including our key employees, generally provide that our right to repurchase shares granted will terminate upon the sale of all or substantially all of our assets, a merger or consolidation resulting in a change of control, or a sale or series of sales of our capital stock resulting in a change of control and:

  •
  termination of employment without cause or for any reason other than negligence or criminal misconduct, each in connection with the performance of duties;

  •
  substantial diminution in job responsibility; or

  •
  a change in location of employment more than 60 miles from our current location.

Chief Executive Officer Compensation

        Mr. Hardison's compensation for fiscal year 2001 was determined in accordance with the executive compensation program described above. Mr. Hardison's salary at the beginning of fiscal year 2001 was set at $250,000 and was subsequently increased to $300,000 in connection with his promotion from President to Chief Executive Officer and President. Mr. Hardison's base salary was established in part by comparing the base salaries of presidents/chief executive officers at other companies of similar size and/or complexity in the biotechnology and other relevant industries.

        Mr. Hardison receives a bonus based upon the attainment of both individual and company performance goals and objectives established by the Compensation Committee at the beginning of the year. Mr. Hardison's bonus for fiscal year 2001 was determined based upon the Compensation Committee's assessment of both his individual performance and the Company's overall performance in accordance with the cash incentive plan which weighs individual and company performance equally.

        Mr. Hardison's total compensation for fiscal year 2001 is set out in detail in the Summary Compensation Table above.

Compliance with Internal Revenue Code Section 162(m)

        In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended, we cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder. We have considered the limitations on deductions imposed by Section 162(m) of the Internal Revenue Code, and it is our present intention that, for so long as it is consistent with our overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m).

Conclusion

        Through the plans described above, a very significant portion of the Company's compensation program is contingent on the Company's performance, and realization of benefits is closely linked to return on investment and the long term growth in shareholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in variable compensation for a particular time period.

        THE COMPENSATION COMMITTEE:

                      Richard W. Barker
                      Wycliffe K. Grousbeck
                      Edwin M. Kania, Jr.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee for 2001 were Edwin M. Kania, Richard W. Barker and Wycliffe K. Grousbeck. No member of the Compensation Committee was at any time during the past year an officer or employee of the Company (or any of its subsidiaries), was formerly an officer of the Company (or any of its subsidiaries), or had any relationship with the Company requiring disclosure herein.

        During the last year, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company.

Certain Relationships and Related Transactions

        In March 2000, Mr. Lapidus executed a promissory note in favor of us in the aggregate principal amount of $104,000. The note provided for 9% interest and was payable on the earlier of March 2010, two years following the closing of our initial public offering or upon the termination of Mr. Lapidus' employment. In December 2001, we elected to reduce the prospective interest rate on all notes receivable to executives and employees to 5% to reflect the current interest rate environment and individual borrowing rates. Mr. Lapidus used the proceeds of the note to exercise options to purchase 275,000 shares of our common stock. In connection with the issuance of the note and the exercised options, Mr. Lapidus executed a pledge agreement granting us a security interest in these shares. Mr. Lapidus fully repaid his promissory note in March 2002 and, as such, the pledge agreement terminated at that time. In addition, he executed a restricted stock purchase agreement with respect to 206,250 of the shares, under which our right to repurchase terminates monthly over each of the next forty-five months with respect to 4,584 of the shares originally granted under the option. In addition, our repurchase right terminates upon:

  •
  the sale of all or substantially all of our assets, a merger or consolidation resulting in a change of control, or a sale, or a series of sales, of our capital stock resulting in a change of control;

  •
  the termination of Mr. Lapidus' employment without cause or for cause other than gross negligence or

  •
  if Mr. Lapidus' suffers a diminution in job responsibility or reduction in his compensation; or

  •
  if Mr. Lapidus' suffers a change in location of his employment more than 35 miles from our current location.

        In June 2000, Don M. Hardison, our President and Chief Executive Officer, executed a promissory note in favor of us in the aggregate principal amount of $299,999. The note provided for 9.5% interest and is payable on June 2010. In December 2001, we elected to reduce the prospective interest rate on all notes receivable to executives and employees to 5% to reflect the current interest rate environment and individual borrowing rates. All other provisions of the notes remain in effect. Mr. Hardison used the proceeds of the note to exercise options to purchase 195,555 shares of our common stock. In connection with the issuance of these shares, Mr. Hardison executed a restricted stock purchase agreement under which we have the right to repurchase 100% of the shares until one year following the date of the option grant, at which time our right to repurchase terminates with respect to 20% of the shares originally granted. Thereafter, our right to repurchase terminates monthly over each of the next forty-eight months with respect to 1.666% of the shares originally granted under the option. In addition, upon the sale of all or substantially all of our assets or a merger or consolidation resulting in a change of control, our right to repurchase shares granted under an option to Mr. Hardison will terminate with respect to all shares for which our right to repurchase would have terminated within one year following the change of control. Finally, following the sale of all or substantially all of our assets or a merger or consolidation resulting in a change of control, our right to repurchase shares granted under an option to Mr. Hardison will lapse in its entirety upon:

  •
  termination of Mr. Hardison's employment without cause or for any reason other than negligence or criminal misconduct, each in connection with the performance of his duties;

  •
  a diminution in Mr. Hardison's job responsibility or reduction in his compensation; or

  •
  a change in location of Mr. Hardison's employment more than 60 miles from our current location.

        We have executed a severance agreement with Mr. Hardison that provides that we will pay Mr. Hardison twelve months severance to Mr. Hardison in the event that, during the one-year period following a sale of all or substantially all of our assets or a merger or consolidation resulting in a change of control, any one of the following events occurs:

  •
  termination of Mr. Hardison's employment for any reason other than gross negligence or criminal misconduct, each in connection with the performance of his duties;

  •
  a diminution in Mr. Hardison's job responsibility or reduction in his compensation; or

  •
  a change in location of Mr. Hardison's employment more than 35 miles from our current location.

        John A. McCarthy, Jr., our Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer, executed a promissory note, effective November 2000, in favor of us in the aggregate principal amount of $300,000. Mr. McCarthy has repaid $75,000 of the original principal amount, leaving an aggregate principal amount of $225,000 outstanding on the note as of December 31, 2001. The note provided for 9.5% interest and is payable in November 2010. In December 2001, we elected to reduce the prospective interest rate on all notes receivable to executives and employees to 5% to reflect the current interest rate environment and individual borrowing rates. All other provisions of the notes remain in effect. Mr. McCarthy used the proceeds of the note to exercise options to purchase 41,250 shares of our common stock. In addition, Mr. McCarthy executed a pledge agreement granting us a security interest in 30,938 shares. In connection with the issuance of these shares, Mr. McCarthy executed a restricted stock purchase agreement under which we have the right to repurchase 100% of the shares until one year following the date of the option grant, at which time our right to repurchase terminates with respect to 25% of the shares originally granted. Thereafter, our right to repurchase terminates monthly over each of the next thirty-six months with respect to 2.083% of the shares originally granted under the option. In addition, upon the sale of all or substantially all of our assets or a merger or consolidation resulting in a change of control, our right to repurchase shares granted under an option to Mr. McCarthy will terminate with respect to all shares for which our right to repurchase would have terminated within one year following the change of control. Finally, following the sale of all or substantially all of our assets or a merger or consolidation resulting in a change of control, our right to repurchase shares granted under an option to Mr. McCarthy will lapse in its entirety upon:

  •
  termination of Mr. McCarthy's employment for any reason other than gross negligence or criminal misconduct, each in connection with the performance of his duties;

  •
  a diminution in Mr. McCarthy's job responsibility or reduction in his compensation; or

  •
  a change in location of Mr. McCarthy's employment more than 35 miles from our current location.

        We have also executed a severance agreement with Mr. McCarthy that provides twelve months severance to Mr. McCarthy in the event that, during the one-year period following a sale of all or substantially all of our assets or a merger or consolidation resulting in a change of control, any one of the three events described above occurs.

        We have also executed a severance agreement with Anthony P. Shuber, our Vice President of Molecular Biology, that provides that we will pay twelve months severance to Mr. Shuber in the event that, during the one-year period following a sale of all or substantially all of our assets or a merger or consolidation resulting in a change of control, any one of the following events occurs:

  •
  termination of Mr. Shuber's employment for any reason other than gross negligence or criminal misconduct, each in connection with the performance of his duties;

  •
  a diminution in Mr. Shuber's job responsibility or reduction in his compensation; or

  •
  a change in location of Mr. Shuber's employment more than 35 miles from our current location.

        We adopted a policy whereby all transactions between us and our officers, directors and affiliates will be on terms fair to us as of the time they are authorized, approved or ratified and will be approved by a majority of disinterested members of our Board of Directors.

Stock Performance Graph

        The following graph sets forth the Company's total cumulative stockholder return on our common stock since our initial public offering on January 31, 2001 as compared to the Nasdaq and the Nasdaq Biotech Indexes. Historical stock performance is not necessarily indicative of future price performance.

REPORT OF THE AUDIT COMMITTEE

        Our Audit Committee is composed of Sally W. Crawford, Edwin M. Kania, Jr. and Lance Willsey. None of the members of the Audit Committee is an officer or employee of EXACT Sciences Corporation, and aside from being a member of our Board of Directors; each is otherwise independent of EXACT Sciences Corporation (as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards). The Audit Committee operates under a written charter adopted by our Board of Directors, a copy of which is attached as Appendix A to this proxy statement.

        The Audit Committee has reviewed our audited balance sheets at December 31, 2001 and 2000 and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2001, and has discussed them with both management and Arthur Andersen LLP, our independent public accountants. The Audit Committee has also discussed with the independent public accountants the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with Arthur Andersen LLP that firm's independence.

        Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

        The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

        In view of the highly publicized events involving Arthur Andersen LLP, including its recent indictment, the Audit Committee and the Board of Directors will continue to monitor and respond accordingly to the Company's engagement of Arthur Andersen LLP and other developments relating to that firm.

        Respectfully submitted by the Audit Committee.

                      THE AUDIT COMMITTEE

                      Sally W. Crawford
                      Edwin M. Kania, Jr.
                      Lance Willsey

Audit Fees

        In connection with professional services rendered by Arthur Andersen LLP relating to the audit of our annual statements for fiscal 2001 and quarterly reviews of our Form 10-Q during 2001, we were billed a total of $82,500.

Financial Information Systems Design and Implementation Fees

        We have incurred no fees in connection with the design and/or implementation of a financial information system for fiscal 2001.

All Other Fees

        In addition to the fees described above, we were billed an additional $31,100 by Arthur Andersen LLP which represents expenses primarily associated with the preparation and filing of our federal and state income taxes. The Audit Committee has determined that the provision of these services by Arthur Andersen LLP to EXACT Sciences Corporation is compatible with maintaining the accountants' independence.

STOCKHOLDER PROPOSALS

        Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of our stockholders must be received at our principal executive offices not later than December 27, 2002. The deadline for providing us with timely notice of matters that stockholders otherwise desire to introduce at the next annual meeting of stockholders is December 27, 2002. In order to curtail controversy as to the date on which we received a proposal, it is suggested that proponents submit their proposals by Certified Mail—Return Receipt Requested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the SEC. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Our directors and officers and 10% stockholders were not subject to the requirements of Section 16 of the Securities Exchange Act of 1934 until January 30, 2001, the effective date of our registration statement on Form S-1 registering shares of our common stock to be sold in our initial public offering.

        Based solely on our review of copies of such filings, we believe that all Reporting Persons complied with all Section 16(a) filing requirements subsequent to the effective date of our registration statement on Form S-1, except that Don M. Hardison filed one late report on Form 4 reporting an exercise of options to purchase our common stock.

EXPENSES AND SOLICITATION

        The cost of solicitation of proxies will be borne by us, and in addition to soliciting stockholders by mail, our directors, officers and other employees may, without receiving additional compensation, solicit proxies personally or by telephone. Solicitation by our directors, officers and other employees may also be made of some of our stockholders in person or by mail, telephone or telegraph following the original solicitation. We may request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the owners of our stock held in their names and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs incurred in connection with the distribution of such proxy materials. We may also retain an independent proxy solicitation firm to assist in the solicitation of proxies. If such a firm is retained, we will pay such firm a fee, plus reimbursement of reasonable costs and expenses.

OTHER BUSINESS

        The Board of Directors knows of no business that will be presented for consideration at the annual meeting other than those items stated above. If any other business should come before the annual meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

Exhibit A

EXACT SCIENCES CORPORATION
Audit Committee Charter

A. PURPOSE AND SCOPE

        The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") of EXACT Sciences Corporation (the "Corporation") in fulfilling its responsibilities by reviewing: (i) the audited financial statements of the Corporation, and (ii) the Corporation's internal financial and accounting controls.

B. COMPOSITION

        The Committee shall be comprised of a minimum of three directors as appointed by the board, who shall meet the Independence and audit committee composition requirements under any rules or regulations of Nasdaq, as in effect from time to time, and each such director shall be free from any relationship that, in the opinion of the board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

        All members of the Committee shall either (i) be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement, or (ii) be able to do so within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

        The Board may appoint one member who does not meet the independence requirements set forth above and who is not a current employee of the Corporation or an immediate family member of such employee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required in the best interests of the Corporation and its shareholders. The Board shall disclose in the next proxy statement after such determination the nature of the relationship and the reasons for the determination.

        The members of the Committee shall be elected by the Board at the Board meeting following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C. RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties the Committee shall:

Document Review

1.
Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

2.
Review with representatives of management and representatives of the independent accounting firm the Corporation's audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board whether such audited financial statements should be published in the Corporation's annual report on Form 10-K. The Committee shall also review the Corporation's quarterly financial statements prior to their inclusion in the Corporation's quarterly SEC filings on Form 10-Q.

3.
Take steps designed to insure that the independent accounting firm reviews the Corporation's interim financial statements prior to their inclusion in the Corporation's quarterly reports on Form 10-Q.

Independent Accounting Firm

4.
Recommend to the Board, the selection of the independent accounting firm, and approve the fees and other compensation to be paid to the independent accounting firm. The Committee and the Board shall have the ultimate authority and responsibility to select, evaluate and, when warranted, replace such independent accounting firm (or to recommend such replacement for shareholder approval in any proxy statement).

5.
On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board ("ISB") Standard 1, as it may be modified or supplemented. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take, or recommend that the Board take, appropriate action to oversee the independence of the independent accounting firm.

6.
On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards ("SAS") 61, as it may be modified or supplemented.

7.
Meet with the independent accounting firm prior to the audit to review the planning and staffing of the audit.

8.
Evaluate the performance of the independent accounting firm and recommend to the Board any proposed discharge of the independent accounting firm when circumstances warrant. The independent accounting firm shall be ultimately accountable to the Board and the Committee.

Financial Reporting Processes

9.
In consultation with the independent accounting firm and management, review annually the adequacy of the Corporation's internal financial and accounting controls.

Compliance

10.
To the extent deemed necessary by the Committee, it shall have the authority to engage outside counsel and/or independent accounting consultants to review any matter under its responsibility.

Reporting

11.
Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the Committee to be included in the Corporation's annual proxy statement for each annual meeting of stockholders.

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

EXACT Sciences Corporation
Proxy for Annual Meeting of Stockholders
June 13, 2002

SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Don M. Hardison and John A. McCarthy, Jr., and each of them singly, proxies, with full power of substitution to vote all shares of stock of EXACT Sciences Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of EXACT Sciences Corporation to be held on Thursday, June 13, 2002, at 10:00 a.m. Eastern time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, MA 02110 and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 30, 2002, a copy of which has been received by the undersigned.

SEE REVERSE SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

☒ Please mark votes as in this example.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSAL IN ITEM 2.

1.
To elect two members to the board of directors to serve for three-year terms as Class II Directors:
NOMINEES:	Richard W. Barker	☐ FOR	☐ WITHHOLD
	Lance Willsey	☐ FOR	☐ WITHHOLD
2.
To transact such other business as may properly come before the annual meeting and any adjournment thereof.

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

_________________________
_________________________

Please sign exactly as name appears below. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give full title as such. A corporation or partnership must sign its full name by authorized person.

_________________________
    Signature of Stockholder

Date: ______________________, 2002

_________________________
    Signature if held jointly

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

I/We will attend the annual meeting.    ☐ YES     ☐ NO

QuickLinks

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
THE BOARD OF DIRECTORS AND ITS COMMITTEES
PROPOSAL I ELECTION OF DIRECTORS
COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
STOCKHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXPENSES AND SOLICITATION
OTHER BUSINESS
EXACT SCIENCES CORPORATION Audit Committee Charter
EXACT Sciences Corporation Proxy for Annual Meeting of Stockholders June 13, 2002
SOLICITED BY THE BOARD OF DIRECTORS
CONTINUED AND TO BE SIGNED ON REVERSE SIDE